COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS MUNICIPAL BOND FUND, INC. AND THE LEHMAN
     BROTHERS MUNICIPAL BOND INDEX

     EXHIBIT A:
     _________________________________________________________
    |                  |    LEHMAN        |      DREYFUS     |
    |                  |   BROTHERS       |     MUNICIPAL    |
    |    PERIOD        |   MUNICIPAL      |     BOND FUND    |
    |                  | BOND INDEX *     |                  |
    |------------------|------------------| -----------------|
    |   8/31/86        |        10,000    |           10,000 |
    |   8/31/87        |        10,463    |           10,230 |
    |   8/31/88        |        11,183    |           10,871 |
    |   8/31/89        |        12,411    |           12,131 |
    |   8/31/90        |        13,208    |           12,799 |
    |   8/31/91        |        14,765    |           14,221 |
    |   8/31/92        |        16,413    |           15,759 |
    |   8/31/93        |        18,416    |           17,748 |
    |   8/31/94        |        18,442    |           17,459 |
    |   8/31/95        |        20,077    |           18,668 |
    |   8/31/96        |        21,128    |           19,445 |
    |--------------------------------------------------------|

    * Source: Lehman Brothers